Exhibit 99.1

CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS
SECOND QUARTER 2010 RESULTS

DALLAS, TEXAS (July 28, 2010) — Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the three and six months ended June 30, 2010.

On May 24, 2010, Odyssey HealthCare and Gentiva Health Services, Inc. (NASDAQ: GTIV) announced that they had entered into a definitive merger agreement whereby Gentiva will acquire Odyssey in an all cash merger transaction for a price per share of Odyssey common stock of $27.00 in cash, without interest.  The transaction is expected to close during the month of August, subject to the satisfaction of standard closing conditions, including approval by Odyssey’s stockholders at a special meeting to be held on August 9, 2010.

For the second quarter of 2010, net patient service revenue from continuing operations increased 3.5% to $176.2 million, compared with $170.3 million for the second quarter of 2009.  The Company’s net income attributable to Odyssey stockholders for the second quarter of 2010 was $14.0 million, or $0.41 per diluted share, as compared with $8.5 million, or $0.26 per diluted share, for the second quarter of 2009.  The Company’s EBITDA from continuing operations for the second quarter of 2010 was $26.3 million, compared with $17.4 million for the second quarter of 2009.

For the six months ended June 30, 2010, net patient service revenue from continuing operations was $347.7 million, compared with $337.8 million for the same six-month period in 2009.  The Company’s net income attributable to Odyssey stockholders for the six months ended June 30, 2010, was $27.4 million, or $0.80 per diluted share, as compared with $17.2 million, or $0.52 per diluted share, for the same period of 2009.  The Company’s EBITDA from continuing operations for the first six months of 2010 was $51.4 million as compared with $34.5 million for the first six months of 2009.

Conference Call
Due to the aforementioned pending merger, Odyssey will not be hosting a conference call this quarter.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations.  Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP financial measure included in this press release and is reconciled to the comparable GAAP financial measure in the tables attached to this press release.

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ODSY Announces Second Quarter 2010 Results

July 28, 2010

Additional Information
Odyssey HealthCare, Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on July 9, 2010 and intends to file other relevant materials in connection with the acquisition in due course.  The definitive proxy statement has been sent or given to the stockholders of the Company.  Before making any voting or investment decision with respect to the acquisition, investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials because they contain important information about the acquisition.  The proxy statement and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained free of charge from the Company by directing a request to the Company’s Investor Relations Department at toll free phone number 888-922-9711, email address InvestorRelations@odsyhealth.com or through the Company Web site www.odsyhealth.com under “Investor Relations — InfoRequest.”

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the merger.  Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on April 5, 2010 and the Company’s Annual Report on Form 10-K filed on March 10, 2010.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger is included in the Company’s proxy statement.

Forward-looking Statements
Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements.  The Company faces additional risks, uncertainties and assumptions associated with the Agreement and Plan of Merger, dated as of May 23, 2010, among the Company, Gentiva Health Services, Inc. and GTO Acquisition Corp. (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 24, 2010).  Such risks, uncertainties and assumptions include, but are not limited to, the ability to obtain regulatory approval for the transaction; the expected timing of the completion of the transaction; management plans regarding the transaction; the inability to complete the transaction due to the failure to satisfy the conditions required to complete the transaction; the risk that the businesses of the Company and Gentiva will not be integrated successfully, or will take longer than anticipated; the risk that expected cost savings from the transaction will not be achieved or unexpected costs will be incurred; any statements of the plan, strategies and objectives of management for future operations; the risk that disruptions from the transaction will harm relationships with employees, referral sources, patients and suppliers; and the outcome of litigation and regulatory proceedings to which we may be a party.  Many of these factors are beyond the ability of the Company to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof.  The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained in this press release to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODSY Announces Second Quarter 2010 Results

July 28, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED SELECTED OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Continuing Operations:(1)
Admissions	12,469	12,531	25,213	25,233
Discharges	12,245	12,159	24,937	24,884
Average daily census	12,588	12,268	12,456	12,227
Discharge average length of stay	80.4	78.8	83.5	81.0
Gross revenue per patient day	$158.78	$155.56	$159.00	$156.78
Medicare cap as % of gross revenue	0.9%	(0.6%)	0.8%	0.1%
Net revenue per patient day	$153.84	$152.54	$154.23	$152.65
Operating expense per patient day	$132.38	$138.59	$133.01	$138.42
Adjusted operating expense per patient day(2)	$130.89	$136.98	$131.45	$137.07
Bad debt expense as % of net revenue	0.5%	1.5%	0.7%	1.4%

Same-Facility:(3)
Admissions	12,446	12,531	25,156	25,233
Average daily census	12,538	12,268	12,404	12,227
Average length of stay	80.2	78.8	83.4	81.0

(1)	Continuing operations excludes the operations of hospices that the Company classifies as discontinued operations.
(2)
Adjusted operating expense per patient day for the three months ended June 30, 2010, excludes depreciation and amortization expenses of $1.46 and $0.03 per patient day of care, respectively.  Adjusted operating expense per patient day for the three months ended June 30, 2009, excludes depreciation and amortization expenses of $1.55 and $0.06 per patient day of care, respectively.  Adjusted operating expense per patient day for the six months ended June 30, 2010, excludes depreciation and amortization expenses of $1.52 and $0.04 per patient day of care, respectively.  Adjusted operating expense per patient day for the six months ended June 30, 2009, excludes depreciation and amortization expenses of $1.29 and $0.06 per patient day of care, respectively.

(3)	Same-facility information includes Odyssey hospice programs that have been in operation for the entire period of each period presented and Medicare certified for at least 12 months.

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ODSY Announces Second Quarter 2010 Results

July 28, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net patient service revenue	$176,227	$170,295	$347,723	$337,827
Operating expenses:
Direct hospice care	98,032	99,444	194,433	197,899
General and administrative – hospice care	31,913	34,131	64,607	67,931
General and administrative – support center	19,110	16,841	34,911	32,646
Provision for uncollectible accounts	877	2,506	2,410	4,869
Depreciation	1,673	1,731	3,418	2,860
Amortization	38	70	96	141
Income from continuing operations before other income (expense)	24,584	15,572	47,848	31,481

Other income (expense):
Interest income	103	121	170	287
Interest expense	(1,434)	(1,606)	(2,872)	(3,491)
	(1,331)	(1,485)	(2,702)	(3,204)
Income from continuing operations before provision for income taxes	23,253	14,087	45,146	28,277
Provision for income taxes	8,975	5,065	17,090	10,347
Income from continuing operations	14,278	9,022	28,056	17,930
Loss from discontinued operations, net of income taxes	(71)	(422)	(197)	(475)
Net income	14,207	8,600	27,859	17,455
Less: Net income attributable to noncontrolling interests	229	81	482	217
Net income attributable to Odyssey stockholders	$13,978	$8,519	$27,377	$17,238

Income (loss) per common share:
Basic:
Continuing operations attributable to Odyssey stockholders	$0.42	$0.27	$0.82	$0.54
Discontinued operations attributable to Odyssey stockholders	–	(0.01)	–	(0.02)
Net income attributable to Odyssey stockholders	$0.42	$0.26	$0.82	$0.52
Diluted:
Continuing operations attributable to Odyssey stockholders	$0.41	$0.27	$0.81	$0.54
Discontinued operations attributable to Odyssey stockholders	–	(0.01)	(0.01)	(0.02)
Net income attributable to Odyssey stockholders	$0.41	$0.26	$0.80	$0.52

Weighted average shares outstanding:
Basic	33,624	32,905	33,485	32,853
Diluted	34,465	33,059	34,114	33,020

Amounts attributable to Odyssey stockholders:
Income from continuing operations, net of income taxes	$14,049	$8,941	$27,574	$17,713
Loss from discontinued operations, net of income taxes	(71)	(422)	(197)	(475)
Net income	$13,978	$8,519	$27,377	$17,238

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ODSY Announces Second Quarter 2010 Results

July 28, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2010	Dec. 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$164,501	$128,632
Accounts receivable from patient services, net of allowance for uncollectible accounts of $11,903 and $12,462 at June 30, 2010, and December 31, 2009, respectively	102,984	110,593
Income taxes receivable	4,023	352
Deferred tax assets	10,219	10,235
Prepaid expenses and other current assets	5,770	6,017
Total current assets	287,497	255,829
Property and equipment, net of accumulated depreciation	19,064	20,700
Deferred loan costs, net	2,669	3,033
Long-term investments	–	12,425
Intangibles, net of accumulated amortization	19,155	19,251
Goodwill	192,390	191,766
Total assets	$520,775	$503,004

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,586	$4,016
Accrued compensation	27,675	31,729
Accrued nursing home costs	17,347	18,144
Accrued Medicare cap contractual adjustments	13,690	18,798
Income taxes payable	–	1,504
Other accrued expenses	44,681	42,683
Current maturities of long-term debt	33,340	38,675
Total current liabilities	140,319	155,549
Long-term debt, less current maturities	77,128	76,527
Deferred tax liability	15,261	15,171
Other liabilities	2,687	4,597
Commitments and contingencies	–	–
Equity:
Odyssey stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 39,032,364 and 38,549,833 shares issued at June 30, 2010, and December 31, 2009, respectively	39	39
Additional paid-in capital	131,849	125,716
Retained earnings	221,808	194,431
Accumulated other comprehensive loss, net of income taxes	(763)	(1,481)
Treasury stock, at cost, 5,347,072 shares held at June 30, 2010 and December 31, 2009	(69,954)	(69,954)
Total Odyssey stockholders’ equity	282,979	248,751
Noncontrolling interests	2,401	2,409
Total equity	285,380	251,160
Total liabilities and equity	$520,775	$503,004

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ODSY Announces Second Quarter 2010 Results

July 28, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2010	2009
Operating Activities:
Net income attributable to Odyssey stockholders	$27,377	$17,238
Adjustments to reconcile net income to net cash provided by operating activities and discontinued operations:
Loss from discontinued operations, net of income taxes	197	475
Net income attributable to noncontrolling interests	482	217
Loss on disposal of property and equipment	3	–
Depreciation and amortization	3,514	3,001
Amortization of deferred loan costs	364	364
Share-based compensation expense	3,357	2,455
Deferred income taxes	(321)	3,624
Provision for uncollectible accounts	2,410	4,869
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable from patient services	5,193	(3,414)
Prepaid expenses and other current assets	(3,590)	692
Accounts payable, accrued nursing home costs, accrued Medicare cap contractual adjustments and other accrued expenses	(13,421)	(7,991)
Net cash provided by operating activities and discontinued operations	25,565	21,530

Investing Activities:
Cash paid for acquisitions, net of cash acquired	(566)	(205)
Sales of auction rate securities	13,000	–
Purchases of property and equipment, net	(1,804)	(3,351)
Net cash provided by (used in) investing activities	10,630	(3,556)

Financing Activities:
Proceeds from exercise of stock options	2,460	43
Cash paid for partnership distributions	(490)	(148)
Tax benefit (expense) from share-based compensation	2,438	(8)
Payments on credit facility	(4,734)	(3,197)
Net cash used in financing activities	(326)	(3,310)

Net increase in cash and cash equivalents	35,869	14,664
Cash and cash equivalents, beginning of period	128,632	56,043
Cash and cash equivalents, end of period	$164,501	$70,707

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ODSY Announces Second Quarter 2010 Results

July 28, 2010

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
UNAUDITED EBITDA RECONCILIATION
(in thousands)

This press release includes the non-GAAP financial measure of EBITDA.  The following table reconciles this non-GAAP financial measure to net income attributable to Odyssey stockholders, which Odyssey believes is the most comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income attributable to Odyssey stockholders	$13,978	$8,519	$27,377	$17,238
Add:
Net income attributable to noncontrolling interests	229	81	482	217
Loss from discontinued operations, net of income taxes	71	422	197	475
Provision for income taxes	8,975	5,065	17,090	10,347
Interest expense	1,434	1,606	2,872	3,491
Interest income	(103)	(121)	(170)	(287)
Depreciation	1,673	1,731	3,418	2,860
Amortization	38	70	96	141
EBITDA	$26,295	$17,373	$51,362	$34,482

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